EXHIBIT 99.1

LendingClub Reports Third Quarter 2019 Results
Break-Even GAAP Earnings Per Share and Adjusted Earnings Per Share of $0.09
SAN FRANCISCO – November 5, 2019 – LendingClub Corporation (NYSE: LC), America’s largest online lending marketplace connecting borrowers and investors, today announced financial results for the third quarter ended September 30, 2019.
Record results

•	LendingClub’s innovation, simplification program and focus on partnerships are transforming the company and leveraging its scale to sustain robust operational and financial momentum.

•	Record loan originations of $3.3 billion, up 16% year-over-year.

•	Record Net Revenue of $204.9 million, up 11% year-over-year.

•	GAAP Consolidated Net Loss of $(0.4) million ($0.00 per share) compared to $(22.7) million ($(0.27) per share) in the third quarter of 2018.

•	Record Adjusted EBITDA of $40.0 million, up 43% year-over-year.

•	Record Adjusted EBITDA Margin of 19.5%, up 4.3 percentage points year-over-year primarily driven by improving cost efficiency in customer acquisition, and origination and servicing.

•	Adjusted Net Income of $8.0 million ($0.09 per share) compared to a loss of $(7.3) million ($(0.09) per share) in the third quarter of 2018.
Innovation driving adoption on both the borrower and investor sides of the platform

•
Launched LCX, LendingClub’s fifth distribution platform (in addition to Scale, Select, Select Plus and Retail platforms), to enable competitive price discovery, same day settlement, improved liquidity and capital efficiency.

•
Structured programs that did not exist two years ago continue to allow LendingClub to access new and larger pools of investor capital. In the quarter, investors who initially came to LendingClub through the structured programs accounted for over $1 billion of funding across the marketplace.

•
Data driven innovation in demand generation helped grow applications, improve conversion and retention, and drive business model efficiency. 71% of customers went from application to approval within 24 hours, up from 60% in the third quarter of 2018, helping increase LendingClub’s Net Promoter Score to 80.

•
In support of its vision to be America’s Financial Health Club, LendingClub is actively assessing options to obtain a national bank charter. This should enhance LendingClub’s ability to serve its members, grow its market opportunity, increase and diversify earnings, and provide both resilience and regulatory clarity.

Simplification program is transforming our ability to serve customers and improve margins

•	Business process outsourcing: now represents 19% of total direct and indirect workforce, lowering unit costs, swapping fixed cost for variable cost, and increasing our capacity and capabilities.

•	Geolocation: 528 Full Time Equivalent (FTE) employees at the new site in the Salt Lake City area with 48% of direct and indirect workforce now located outside San Francisco.
Continued momentum towards full year goals

•	Narrowing full year 2019 Net Revenue range to $760 million to $770 million.

•
Updating full year GAAP Consolidated Net Loss range to ($31) million to ($26) million reflecting $26 million year-to-date expenses related to legal, regulatory and other expense related to legacy issues, cost structure simplification expense, and other items recognized during the first nine months of 2019.

•	Improving full year Adjusted Net Income (Loss) range to ($5) million to $0 million, and raising Adjusted EBITDA range to $130 million to $135 million.

•
Expect fourth quarter 2019 Net Revenue to be in the range of $190 million to $200 million; GAAP Consolidated Net Income and Adjusted Net Income both in the range of $0 million to $5 million; and Adjusted EBITDA in the range of $34 million to $39 million.

•	On track to be Adjusted Net Income profitable over the second half of 2019.
“Returning to Adjusted Net Income profitability is an important milestone for LendingClub,” said Scott Sanborn, CEO of LendingClub. “Our strategy is working and we are executing with discipline on our mission to help more borrowers improve their financial health, while growing our market opportunity, generating competitive returns for our platform investors, building our resiliency and compounding our competitive advantages.”

LendingClub remains well positioned over the long term

•
LendingClub provides tools that help Americans save money on their path to financial health through lower borrowing costs and a seamless user experience. We also seek to help investors efficiently generate competitive risk-adjusted returns through diversification.

•
The company is the market leader in personal loans – a $140 billion+ industry and the fastest growing segment of consumer credit in the United States – and has an estimated potential immediate addressable market opportunity of more than $445 billion.

•	The company's marketplace gives it unique strengths, which enable it to expand its market opportunity, competitive advantage, and growth and profit potential:

◦
Its marketplace model generates savings for borrowers by finding and matching the lowest available cost of capital with the right borrower and attracts investors with a low cost of capital by efficiently generating competitive returns and duration diversification;

◦	The broad spectrum of investors enables the company to serve more borrowers and to enhance its marketing efficiency; and

◦	Scale, data, and innovation enable LendingClub to generate and convert demand efficiently while managing price and credit risk effectively.

•
The Visitor-to-Member and Product-to-Platform strategies aim to leverage LendingClub’s scale to deliver additional savings to our growing membership base (3M+ customers) while expanding our market opportunity and earnings potential.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2019	2018	2019	2018
Loan Originations	$3,349.6	$2,886.5	$9,207.0	$8,010.8
Net Revenue	$204.9	$184.6	$570.1	$513.3
GAAP Consolidated Net Loss	$(0.4)	$(22.7)	$(30.9)	$(114.7)
Adjusted EBITDA	$40.0	$28.1	$95.8	$69.1
Adjusted Net Income (Loss)	$8.0	$(7.3)	$(4.8)	$(28.3)
Third Quarter 2019 Financial Highlights
Commenting on financial results, Tom Casey, CFO of LendingClub said, “We are again raising our Adjusted EBITDA and Adjusted Net Income guidance. Our simplification program is transforming LendingClub with 19% of our workforce through variable cost business process outsourcing and 49% located outside San Francisco. This transformation of our cost structure enables us to grow responsibly and increase our operating leverage in 2019 and beyond.”
Loan Originations – Loan originations in the third quarter of 2019 were $3.3 billion, improving 16% compared to the same quarter last year.
Net Revenue – Net Revenue in the third quarter of 2019 was $204.9 million, improving 11% compared to the same quarter last year driven primarily by a higher volume of loan originations.
GAAP Consolidated Net Loss – GAAP Consolidated Net Loss was $(0.4) million for the third quarter of 2019, improving $22.4 million compared to the same quarter last year driven primarily by an increase in net revenue and a decrease in class action and regulatory litigation expense.
Adjusted EBITDA – Adjusted EBITDA was $40.0 million in the third quarter of 2019, improving $12.0 million compared to the same quarter last year.
Adjusted Net Income – Adjusted Net Income was $8.0 million in the third quarter of 2019, improving $15.3 million compared to the same quarter last year.
Contribution – Contribution was $105.8 million in the third quarter of 2019, improving $17.3 million compared to the same quarter last year.
Earnings Per Share (EPS) – Basic and diluted EPS attributable to LendingClub was $0.00 in the third quarter of 2019, compared to basic and diluted EPS attributable to LendingClub of $(0.27) in the same quarter last year.

Adjusted EPS – Adjusted EPS was $0.09 in the third quarter of 2019, compared to Adjusted EPS of $(0.09) in the same quarter last year.
Net Cash and Other Financial Assets – As of September 30, 2019, net cash and other financial assets totaled $736.3 million.

For a calculation of Adjusted EBITDA, Adjusted Net Income, Contribution, Adjusted EPS and Net Cash and Other Financial Assets, refer to the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

About LendingClub

LendingClub was founded to transform the banking system to make credit more affordable and investing more rewarding. Today, LendingClub’s online credit marketplace connects borrowers and investors to deliver more efficient and affordable access to credit. Through its technology platform, LendingClub is able to create cost efficiencies and passes those savings onto borrowers in the form of lower rates and to investors in the form of risk-adjusted returns. LendingClub is based in San Francisco, California. All loans are made by federally regulated issuing bank partners. More information is available at https://www.lendingclub.com.

Conference Call and Webcast Information

The LendingClub third quarter 2019 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Tuesday, November 5, 2019. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 2537483, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until November 12, 2019, by calling +1 (877) 344-7529 or outside the U.S. +1 (412) 317-0088, with Conference ID 10135994. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), Twitter handle (@LendingClub) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts

For Investors:
IR@lendingclub.com

Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures and Supplemental Financial Statement Information

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Contribution, Contribution Margin, Adjusted Net Income (Loss), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings (Loss) Per Share (Adjusted EPS) and Net Cash and Other Financial Assets. Our non-GAAP measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

In particular, we believe Contribution and Contribution Margin are useful measures of direct product profitability because the measures illustrate the relationship between the costs most directly associated with revenue generating activities and the related revenue, and the effectiveness of the direct costs in obtaining revenue. Contribution is calculated as net revenue less “Sales and marketing” and “Origination and servicing” expenses on the Company’s Statements of Operations, adjusted to exclude cost structure simplification and non-cash stock-based compensation expenses within these captions and income or loss attributable to noncontrolling interests. The adjustment for cost structure simplification expense relates to a review of our cost structure and a number of expense initiatives underway, including the establishment of a site in the Salt Lake City area. The expense includes incremental and excess personnel-related expenses associated with establishing our Salt Lake City area site and external advisory fees. Contribution Margin is a non-GAAP financial measure calculated by dividing Contribution by total net revenue.

We believe Adjusted Net Income (Loss) is an important measure because it directly reflects the financial performance of our business operations. Adjusted Net Income (Loss) adjusts for certain items that are either non-recurring, do not contribute directly to management's evaluation of its operating results, or non-cash items, such as (1) expenses related to our cost structure simplification as discussed above, (2) goodwill impairment, (3) legal, regulatory and other expense related to legacy issues, and (4) other items (including certain non-legacy litigation and/or regulatory settlement expenses and gains on disposal of assets), net of tax. In the second quarter of 2019, we added an adjustment to Adjusted Net Income (Loss) and Adjusted EBITDA for other items to adjust for expenses or gains that are not part of our core operating results. Other items include certain non-legacy litigation and/or regulatory settlement expenses and gains on disposal of assets.

We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance because they allow for the comparison of our core operating results, including our return on capital and operating efficiencies, from period to period. Adjusted EBITDA adjusts for certain items that are either non-recurring, do not contribute directly to management's evaluation of its operating results, or non-cash items, such as (1) cost structure simplification expense, (2) goodwill impairment, (3) legal, regulatory and other expense related to legacy issues, (4) other items, (5) depreciation, impairment and amortization expense, (6) stock-based compensation expense, (7) income tax expense (benefit), and (8) acquisition related expenses. Legacy items are generally those expenses that arose from the decisions of legacy management prior to the board review initiated in 2016 and resulted in the resignation of our former CEO, including legal and other costs associated with ongoing regulatory and government investigations, indemnification obligations, litigation, and termination of certain legacy contracts. Additionally, we utilize Adjusted EBITDA as an input into the Company’s calculation of the annual bonus plan. Adjusted EBITDA Margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA by total net revenue.

We believe Adjusted EPS is an important measure because it directly reflects the financial performance of our business operations. Adjusted EPS is a non-GAAP financial measure calculated by dividing Adjusted Net Income (Loss) by the weighted-average diluted common shares outstanding.

There are a number of limitations related to the use of these non-GAAP financial measures versus their most comparable GAAP measure. In particular, many of the adjustments to derive the non-GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

Safe Harbor Statement

Some of the statements above, including statements regarding future initiatives, borrower and investor demand, and anticipated future financial results, and our ability to obtain a bank charter and the impact it would have on our business are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of management changes and the ability to continue to retain key personnel; our ability to achieve cost savings from restructurings; our ability to continue to attract and retain new and existing borrowers and investors; our ability to obtain or add bank functionality and a bank charter; competition; overall economic conditions; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each as filed with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

*****

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenue:

Transaction fees	$161,205	$137,781	$448,809	$384,889

Interest income	77,820	115,514	270,554	381,292
Interest expense	(55,060)	(90,642)	(197,336)	(302,383)
Net fair value adjustments	(31,628)	(19,554)	(102,331)	(74,823)
Net interest income and fair value adjustments	(8,868)	5,318	(29,113)	4,086
Investor fees	30,271	29,169	94,274	84,464
Gain on sales of loans	18,305	10,919	47,343	35,470
Net investor revenue	39,708	45,406	112,504	124,020

Other revenue	3,983	1,458	8,808	4,382

Total net revenue	204,896	184,645	570,121	513,291
Operating expenses: (1)
Sales and marketing	76,255	73,601	212,201	200,164
Origination and servicing	27,996	25,431	81,200	73,669
Engineering and product development	41,455	41,216	127,300	115,703
Other general and administrative	59,485	57,446	180,685	167,338
Goodwill impairment	—	—	—	35,633
Class action and regulatory litigation expense	—	9,738	—	35,500
Total operating expenses	205,191	207,432	601,386	628,007
Loss before income tax expense	(295)	(22,787)	(31,265)	(114,716)
Income tax expense (benefit)	97	(38)	(341)	25
Consolidated net loss	(392)	(22,749)	(30,924)	(114,741)
Less: (Loss) Income attributable to noncontrolling interests	(9)	55	55	105
LendingClub net loss	$(383)	$(22,804)	$(30,979)	$(114,846)
Net loss per share attributable to LendingClub:
Basic (2)	$0.00	$(0.27)	$(0.36)	$(1.36)
Diluted (2)	$0.00	$(0.27)	$(0.36)	$(1.36)
Weighted-average common shares - Basic (2)	87,588,495	84,871,828	86,849,388	84,261,301
Weighted-average common shares - Diluted (2)	87,588,495	84,871,828	86,849,388	84,261,301

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Sales and marketing	$1,505	$1,791	$4,616	$5,674
Origination and servicing	852	1,104	2,622	3,278
Engineering and product development	4,737	5,332	15,443	16,075
Other general and administrative	11,001	11,544	34,217	32,342
Total stock-based compensation expense	$18,095	$19,771	$56,898	$57,369

(2)	All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

	Three Months Ended					% Change
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	Y/Y
Operating Highlights:
Loan originations (in millions)	$3,350	$3,130	$2,728	$2,871	$2,886	16%
Net revenue	$204,896	$190,807	$174,418	$181,521	$184,645	11%
Consolidated net loss	$(392)	$(10,632)	$(19,900)	$(13,412)	$(22,749)	98%
Contribution (1)	$105,789	$99,556	$85,688	$91,023	$88,453	20%
Contribution margin (1)	51.6%	52.2%	49.1%	50.1%	47.9%	8%
Adjusted EBITDA (1)	$40,021	$33,181	$22,589	$28,464	$28,052	43%
Adjusted EBITDA margin (1)	19.5%	17.4%	13.0%	15.7%	15.2%	28%
Adjusted net income (loss) (1)	$7,951	$(1,232)	$(11,518)	$(4,110)	$(7,330)	N/M
EPS – diluted (2)	$0.00	$(0.12)	$(0.23)	$(0.16)	$(0.27)	100%
Adjusted EPS – diluted (1) (2)	$0.09	$(0.01)	$(0.13)	$(0.05)	$(0.09)	200%
Loan Originations by Investor Type:
Banks	38%	45%	49%	41%	38%
LendingClub inventory	23%	13%	10%	18%	15%
Other institutional investors	20%	21%	18%	19%	19%
Managed accounts	15%	16%	17%	16%	21%
Self-directed retail investors	4%	5%	6%	6%	7%
Total	100%	100%	100%	100%	100%
Loan Originations by Program:
Personal loans – standard program	70%	69%	71%	72%	71%
Personal loans – custom program	24%	24%	21%	21%	22%
Other – custom program (3)	6%	7%	8%	7%	7%
Total	100%	100%	100%	100%	100%
Personal Loan Originations by Loan Grade – Standard Loan Program (in millions):
A	$757.4	$705.6	$608.3	$604.9	$607.0	25%
B	738.3	650.8	574.5	591.6	563.3	31%
C	523.3	509.2	452.5	495.9	506.1	3%
D	324.2	308.1	243.5	267.1	286.9	13%
E	—	0.6	49.4	83.8	72.7	(100)%
F	—	—	0.2	6.3	21.7	(100)%
G	—	—	—	1.3	5.4	(100)%
Total	$2,343.2	$2,174.3	$1,928.4	$2,050.9	$2,063.1	14%

(1)	Represents a non-GAAP measure. See “Reconciliation of GAAP to Non-GAAP Measures.”

(2)	All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.

(3)	Comprised of education and patient finance loans, auto refinance loans, and small business loans. Beginning in the third quarter of 2019, this category no longer includes small business loans.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

	Three Months Ended					% Change
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	Y/Y
Servicing Portfolio by Method Financed (in millions, at end of period):
Whole loans sold	$13,509	$12,777	$11,761	$10,890	$10,475	29%
Notes	1,016	1,092	1,169	1,243	1,347	(25)%
Certificates	272	471	577	689	830	(67)%
Secured borrowings	29	42	59	81	108	(73)%
Loans invested in by the Company	696	426	565	843	464	50%
Total	$15,522	$14,808	$14,131	$13,746	$13,224	17%
Employees and contractors (4)	1,726	1,715	1,621	1,687	1,762	(2)%

(4)	As of the end of each respective period.

LENDINGCLUB CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$199,950	$372,974
Restricted cash	275,136	271,084
Securities available for sale (includes $51,342 and $53,611 pledged as collateral at fair value, respectively)	246,559	170,469
Loans held for investment at fair value	1,237,479	1,883,251
Loans held for investment by the Company at fair value	4,211	2,583
Loans held for sale by the Company at fair value	710,170	840,021
Accrued interest receivable	14,171	22,255
Property, equipment and software, net	117,242	113,875
Intangible assets, net	15,396	18,048
Other assets	229,346	124,967
Total assets	$3,049,660	$3,819,527
Liabilities and Equity
Accounts payable	$15,490	$7,104
Accrued interest payable	10,449	19,241
Accrued expenses and other liabilities	268,071	152,118
Payable to investors	117,698	149,052
Notes, certificates and secured borrowings at fair value	1,240,958	1,905,875
Payable to securitization note holders	—	256,354
Credit facilities and securities sold under repurchase agreements	509,107	458,802
Total liabilities	2,161,773	2,948,546
Equity
Common stock, $0.01 par value; 180,000,000 shares authorized; 88,593,023 and 86,384,667 shares issued, respectively; 88,132,589 and 85,928,127 shares outstanding, respectively (1)	886	864
Additional paid-in capital (1)	1,454,586	1,405,392
Accumulated deficit	(548,706)	(517,727)
Treasury stock, at cost; 460,434 shares (1)	(19,538)	(19,485)
Accumulated other comprehensive income	659	157
Total LendingClub stockholders’ equity	887,887	869,201
Noncontrolling interests	—	1,780
Total equity	887,887	870,981
Total liabilities and equity	$3,049,660	$3,819,527

(1)	All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
GAAP LendingClub net loss	$(383)	$(10,661)	$(19,935)	$(13,462)	$(22,804)	$(30,979)	$(114,846)
Engineering and product development expense	41,455	43,299	42,546	39,552	41,216	127,300	115,703
Other general and administrative expense	59,485	64,324	56,876	61,303	57,446	180,685	167,338
Cost structure simplification expense (1)	2,778	646	3,706	880	—	7,130	—
Goodwill impairment	—	—	—	—	—	—	35,633
Class action and regulatory litigation expense	—	—	—	—	9,738	—	35,500
Stock-based compensation expense (2)	2,357	2,386	2,495	2,732	2,895	7,238	8,952
Income tax expense (benefit)	97	(438)	—	18	(38)	(341)	25
Contribution	$105,789	$99,556	$85,688	$91,023	$88,453	$291,033	$248,305
Total net revenue	$204,896	$190,807	$174,418	$181,521	$184,645	$570,121	$513,291
Contribution margin	51.6%	52.2%	49.1%	50.1%	47.9%	51.0%	48.4%

(1)
Contribution excludes the portion of personnel-related expenses associated with establishing a site in the Salt Lake City area that are included in the “Sales and marketing” and “Origination and servicing” expense categories.

(2)	Contribution excludes stock-based compensation expense included in the “Sales and marketing” and “Origination and servicing” expense categories.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
GAAP LendingClub net loss	$(383)	$(10,661)	$(19,935)	$(13,462)	$(22,804)	$(30,979)	$(114,846)
Cost structure simplification expense (1)	3,443	1,934	4,272	6,782	—	9,649	—
Goodwill impairment	—	—	—	—	—	—	35,633
Legal, regulatory and other expense related to legacy issues (2)	4,142	6,791	4,145	2,570	15,474	15,078	50,948
Other items (3)	749	704	—	—	—	1,453	—
Adjusted net income (loss)	$7,951	$(1,232)	$(11,518)	$(4,110)	$(7,330)	$(4,799)	$(28,265)
Depreciation and impairment expense:
Engineering and product development	11,464	11,838	13,373	12,372	13,221	36,675	32,665
Other general and administrative	1,569	1,596	1,542	1,525	1,488	4,707	4,327
Amortization of intangible assets	845	866	940	941	940	2,651	2,934
Stock-based compensation expense	18,095	20,551	18,252	17,718	19,771	56,898	57,369
Income tax expense (benefit)	97	(438)	—	18	(38)	(341)	25
Adjusted EBITDA	$40,021	$33,181	$22,589	$28,464	$28,052	$95,791	$69,055
Total net revenue	$204,896	$190,807	$174,418	$181,521	$184,645	$570,121	$513,291
Adjusted EBITDA margin	19.5%	17.4%	13.0%	15.7%	15.2%	16.8%	13.5%

Weighted-average GAAP diluted shares (4) (5)	87,588,495	86,719,049	86,108,871	85,539,436	84,871,828	86,849,388	84,261,301
Non-GAAP diluted shares (4) (5)	87,588,495	86,719,049	86,108,871	85,539,436	84,871,828	86,849,388	84,261,301

Adjusted EPS - diluted (4)	$0.09	$(0.01)	$(0.13)	$(0.05)	$(0.09)	$(0.06)	$(0.34)

(1)
Includes personnel-related expenses associated with establishing a site in the Salt Lake City area which are included in “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. In the fourth quarter of 2018 and first quarter of 2019, also includes external advisory fees which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.

(2)
Includes class action and regulatory litigation expense and legal and other expenses related to legacy issues, which are included in “Class action and regulatory litigation expense” and “Other general and administrative” expense, respectively, on the Company’s Condensed Consolidated Statements of Operations. For the second quarter and first nine months of 2019, includes expense related to the termination of a legacy contract and legacy legal expenses, which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. For the each of the quarters in the first nine months of 2019, also includes expense related to the dissolution of certain private funds managed by LCAM, which is included in “Net fair value adjustments” on the Company’s Condensed Consolidated Statements of Operations.

(3)
Includes expenses related to certain non-legacy litigation and regulatory matters which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. For the second quarter of 2019, also includes a gain on the sale of our small business operating segment.

(4)	All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.

(5)	Equivalent to the basic and diluted shares reflected in the quarterly EPS calculations.

LENDINGCLUB CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION [OPEN]
(In thousands)
(Unaudited)

The following table is provided to delineate between the assets and liabilities belonging to our member payment dependent self-directed retail program (Retail Program) note holders and certain VIEs that we are required to consolidate in accordance with GAAP. Such assets are not legally ours and the associated liabilities are payable only from the cash flows generated by those assets (i.e. Pass-throughs). As such, these debt holders do not have a secured interest in any other assets of LendingClub. We believe this is a useful measure because it illustrates the overall financial stability and operating leverage of the Company.

	September 30, 2019				December 31, 2018
	Retail Program (1)	ConsolidatedVIEs (2)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet	Retail Program (1)	ConsolidatedVIEs (2)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet
Assets
Cash and cash equivalents	$—	$—	$199,950	$199,950	$—	$—	$372,974	$372,974
Restricted cash	—	—	275,136	275,136	15,551	17,660	237,873	271,084
Securities available for sale	—	—	246,559	246,559	—	—	170,469	170,469
Loans held for investment at fair value	984,084	253,395	—	1,237,479	1,241,157	642,094	—	1,883,251
Loans held for investment by the Company at fair value	—	—	4,211	4,211	—	—	2,583	2,583
Loans held for sale by the Company at fair value	—	—	710,170	710,170	—	245,345	594,676	840,021
Accrued interest receivable	6,725	2,197	5,249	14,171	8,914	7,242	6,099	22,255
Property, equipment and software, net	—	—	117,242	117,242	—	—	113,875	113,875
Intangible assets, net	—	—	15,396	15,396	—	—	18,048	18,048
Other assets	—	—	229,346	229,346	—	530	124,437	124,967
Total assets	$990,809	$255,592	$1,803,259	$3,049,660	$1,265,622	$912,871	$1,641,034	$3,819,527
Liabilities and Equity
Accounts payable	$—	$—	$15,490	$15,490	$—	$—	$7,104	$7,104
Accrued interest payable	6,725	2,197	1,527	10,449	11,484	7,594	163	19,241
Accrued expenses and other liabilities	—	—	268,071	268,071	—	15	152,103	152,118
Payable to investors	—	—	117,698	117,698	—	—	149,052	149,052
Notes, certificates and secured borrowings at fair value	984,084	253,395	3,479	1,240,958	1,254,138	648,908	2,829	1,905,875
Payable to securitization note holders	—	—	—	—	—	256,354	—	256,354
Credit facilities and securities sold under repurchase agreements	—	—	509,107	509,107	—	—	458,802	458,802
Total liabilities	990,809	255,592	915,372	2,161,773	1,265,622	912,871	770,053	2,948,546
Total equity	—	—	887,887	887,887	—	—	870,981	870,981
Total liabilities and equity	$990,809	$255,592	$1,803,259	$3,049,660	$1,265,622	$912,871	$1,641,034	$3,819,527

(1)
Represents loans held for investment at fair value that are funded directly by our Retail Program notes. The liabilities are only payable from the cash flows generated by the associated assets. We do not assume principal or interest rate risk on loans facilitated through our lending marketplace that are funded by our Retail Program because loan balances, interest rates and maturities are matched and offset by an equal balance of notes with the exact same interest rates and maturities. We do not retain any economic interests from our Retail Program. Interest expense on Retail Program notes of $116.2 million was equally matched and offset by interest income from the related loans of $116.2 million for the first nine months of 2019, resulting in no net effect on our Net interest income and fair value adjustments.

(2)	Represents assets and equal and offsetting liabilities of certain VIEs that we are required to consolidate in accordance with GAAP, but which are not legally ours. The liabilities are only payable from the cash flows generated by the associated assets. The creditors of the VIEs have no recourse to the general credit of the Company. This includes LC Trust (which issues certificates backed by loans held by the trust) and any consolidated securitization trusts. Interest expense on these liabilities owned by third parties of $61.5 million and net fair value adjustments of $12.7 million for the first nine months of 2019 were equally matched and offset by interest income on the loans of $74.2 million, resulting in no net effect on our Net interest income and fair value adjustments. Economic interests held by LendingClub, including retained interests, residuals and equity of the VIEs, are reflected in “Loans held for sale by the Company at fair value” and “Restricted cash,” respectively, within the “All Other LendingClub” column.

(3)
Represents all other assets and liabilities of LendingClub, other than those related to our Retail Program and certain consolidated VIEs, but includes any retained interests, residuals and equity of those consolidated VIEs.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
NET CASH AND OTHER FINANCIAL ASSETS
(In thousands)
(Unaudited)

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Cash and loans held for investment by the Company
Cash and cash equivalents (1)	$199,950	$334,713	$402,311	$372,974	$348,018
Loans held for investment by the Company at fair value	4,211	5,027	8,757	2,583	12,198
Total	204,161	339,740	411,068	375,557	360,216

Other financial assets partially secured by credit facilities
Securities available for sale	246,559	220,449	197,509	170,469	165,442
Loans held for sale by the Company at fair value	710,170	435,083	552,166	840,021	459,283
Restricted cash committed for loan purchases (2)	84,536	31,945	24,632	31,118	27,778
Payable to securitization note holders	—	—	(233,269)	(256,354)	—
Credit facilities and securities sold under repurchase agreements	(509,107)	(324,426)	(263,863)	(458,802)	(305,336)
Total	$532,158	$363,051	$277,175	$326,452	$347,167

Net cash and other financial assets (3)	$736,319	$702,791	$688,243	$702,009	$707,383

(1)	The decrease in cash and cash equivalents on a sequential basis was primarily due to increases in loan purchases invested in by the Company.

(2)
In the third quarter of 2019, we added a new line item called “Restricted cash committed for loan purchases,” which represents cash and cash equivalents that are transferred to restricted cash for loans that are pending purchase by the Company. We believe this is a more complete representation of the Company’s net cash and other financial assets position as of each period presented in the table above. Prior period amounts have been reclassified to conform to the current period presentation.

(3)	Comparable GAAP measure cannot be provided as not practicable.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE (1)
(In millions)
(Unaudited)

	Three Months Ended	Year Ended
	December 31, 2019	December 31, 2019
GAAP Consolidated net income (loss) (2)	$0 – $5	$(31) – $(26)
Cost structure simplification expense (3)	—	10
Legal, regulatory and other expense related to legacy issues (4)	—	15
Other items (5)	—	1
Adjusted net income (loss) (2)	$0 – $5	$(5) – $0
Stock-based compensation expense	19	76
Depreciation, amortization and other net adjustments	15	59
Adjusted EBITDA (2)	$34 – $39	$130 – $135

(1)	For the fourth quarter of 2019, reconciliation of comparable GAAP Consolidated Net Income (Loss) to Adjusted Net Income (Loss) cannot be provided as not practicable.

(2)
Guidance excludes certain items that are either non-recurring, do not contribute directly to management's evaluation of its operating results, or non-cash items, such as expenses related to our cost structure simplification, legal, regulatory and other expense related to legacy issues, and other items (including certain non-legacy litigation and/or regulatory settlement expenses and gains on disposal of assets). Full year guidance now reflects such items that have been recognized during the first nine months of 2019.

(3)
Includes personnel-related expenses associated with establishing a site in the Salt Lake City area which are included in “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. In the fourth quarter of 2018 and first quarter of 2019, also includes external advisory fees which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.

(4)
Includes class action and regulatory litigation expense and legal and other expenses related to legacy issues, which are included in “Class action and regulatory litigation expense” and “Other general and administrative” expense, respectively, on the Company’s Condensed Consolidated Statements of Operations. For the second quarter and first nine months of 2019, includes expense related to the termination of a legacy contract and legacy legal expenses, which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. For the each of the quarters in the first nine months of 2019, also includes expense related to the dissolution of certain private funds managed by LCAM, which is included in “Net fair value adjustments” on the Company’s Condensed Consolidated Statements of Operations.

(5)
Includes expenses related to certain non-legacy litigation and regulatory matters which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. For the second quarter of 2019, also includes a gain on the sale of our small business operating segment.